                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: OCTOBER 18, 2002
               (DATE OF EARLIEST EVENT REPORTED: OCTOBER 17, 2002)
                                  -------------


                             MTC TECHNOLOGIES, INC.
               ---------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


DELAWARE                          000-49890                   02-0593816
--------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION     (COMMISSION                (IRS EMPLOYER
OF INCORPORATION)                FILE NUMBER)           IDENTIFICATION NUMBER)


  4032 Linden Avenue, Dayton, Ohio                                      45432
--------------------------------------------------------------------------------
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (937) 252-9199
                                       N/A

--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On October 18, 2002, MTC Technologies, Inc. ("MTCT" or the "Registrant") filed an initial Current Report on Form 8-K with the Securities and Exchange Commission reporting the acquisition by MTCT and its wholly-owned subsidiary, Modern Technologies Corp., of all of the outstanding stock of AMCOMP Corporation ("AMCOMP").

     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement and the press release, dated October 17, 2002, filed as Exhibits 2.1 and 99.1, respectively, to the Form 8-K filed on October 18, 2002.

     This Amendment No. 1 to such 8-K amends Item 7, Financial Statements, Pro Forma Financial Information and Exhibits, to include the historical financial statements of AMCOMP and the pro forma information as required by Item 7.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

 (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     Audited financial statements of AMCOMP for the year ended December 31, 2001 and related Independent Auditors' Report thereon, and the Unaudited Balance Sheet as of September 30, 2002 and Unaudited Statements of Income and Cash Flows for the nine months ended September 30, 2002 and 2001 for AMCOMP are filed as part of this Form 8-K/A beginning on page 5.

 (b) PRO FORMA FINANCIAL INFORMATION.

     Unaudited Pro Forma Condensed Consolidated Balance Sheet, Unaudited Pro Forma Condensed Consolidated Statements of Operations, and Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements are filed as part of this Form 8-K/A beginning on page 14.

 (c) EXHIBITS.

     Ex. 2.1 Stock Purchase Agreement by and among Modern Technologies Corp., MTC Technologies, Inc. and the Shareholders of AMCOMP Corporation /(1)/*

     Ex. 99.1    Press Release dated October 17, 2002*

     /(1)/ Pursuant to Item 601(b)(2) of Regulation S-K, MTC Technologies, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit.

     * Previously filed as an exhibit, and incorporated herein by reference, to the Current Report of MTC Technologies, Inc. on Form 8-K, dated October 18, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2002
                                           MTC TECHNOLOGIES, INC.


                                           By:  /s/ David S. Gutridge
                                        ----------------------------
                                           David S. Gutridge
                                           Chief Financial Officer

                                TABLE OF CONTENTS

AMCOMP CORPORATION
INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report ..................................................       5

Balance Sheets at December 31, 2001 and September 30, 2002 (unaudited) ........       6

Statements of Income for the year ended December 31, 2001 and
  the nine months ended September 30, 2002 and 2001 (unaudited) ...............       7

Statements of Shareholders' Equity at December 31, 2001 and
  September 30, 2002 (unaudited) ..............................................       8

Statements of Cash Flows for the year ending December 31, 2001 and
  the nine months ended September 30, 2002 and 2001 (unaudited) ...............       9

Notes to the Financial Statements .............................................   10-13

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview ......................................................................      14

Balance Sheet at September 30, 2002 ...........................................      15

Statement of Operations for the year ended December 31, 2001 ..................      16

Statement of Operations for the nine months ended September 30, 2002 ..........      17

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements...   18-19

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
AMCOMP Corporation:

We have audited the accompanying balance sheet of AMCOMP Corporation (the "Company") as of December 31, 2001 and the related statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of AMCOMP Corporation at December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Dayton, Ohio
November 6, 2002

AMCOMP CORPORATION

BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                    December 31,        September 30,
                                                                                        2001                2002
ASSETS                                                                                                   (unaudited)
CURRENT ASSETS:
 Cash and cash equivalents                                                          $   893,376         $ 1,646,078
 Accounts receivable--billed                                                            968,630             510,528
 Unbilled recoverable costs and accrued profit                                          953,899             364,059
 Other current assets                                                                     6,347              35,811
                                                                                    -----------         -----------

       Total current assets                                                           2,822,252           2,556,476

EQUIPMENT:
 Computer and office equipment                                                           73,616              75,413
 Less accumulated depreciation                                                          (68,648)            (71,965)
                                                                                    -----------         -----------

       Equipment, net                                                                     4,968               3,448

OTHER ASSETS                                                                             12,053              13,460
                                                                                    -----------         -----------

                                                                                    $ 2,839,273         $ 2,573,384
                                                                                    ===========         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable                                                                   $   527,202         $   604,360
 Compensation and related items                                                         751,893             471,874
 Dividend payable                                                                       300,000
 Other current liabilities                                                               26,677              56,861
                                                                                    -----------         -----------

       Total current liabilities                                                      1,605,772           1,133,095

COMMITMENTS AND CONTINGENCIES (Note B)

SHAREHOLDERS' EQUITY:
 Common stock, $.50 par value, 100,000 shares authorized, 10,000 issued and
   outstanding at December 31, 2001 and September 30, 2002                                5,000               5,000
 Paid-in capital                                                                          1,696               1,696
 Retained earnings                                                                    1,226,805           1,433,593
                                                                                    -----------         -----------

       Total shareholders' equity                                                     1,233,501           1,440,289
                                                                                    -----------         -----------

                                                                                    $ 2,839,273         $ 2,573,384
                                                                                    ===========         ===========

AMCOMP CORPORATION

STATEMENTS OF INCOME
--------------------------------------------------------------------------------

                                                                               Year Ended           Nine Months Ended
                                                                              December 31,            September 30,
                                                                             -------------    ----------------------------
                                                                                  2001              2001            2002
                                                                                                (unaudited)     (unaudited)
REVENUE                                                                    $ 10,469,404       $  7,837,719     $ 9,334,718
COST OF REVENUE                                                               8,107,635          5,922,571       6,852,683
                                                                           ------------       ------------     -----------

GROSS PROFIT                                                                  2,361,769          1,915,148       2,482,035

  General and administrative expenses, excluding related party
    rent expense                                                                551,231            414,570         474,205
  Related party rent expense                                                     78,973             59,223          68,640
                                                                           ------------       ------------     -----------

OPERATING INCOME                                                              1,731,565          1,441,355       1,939,190

INTEREST INCOME (EXPENSE):
  Interest income                                                                16,378             14,326          10,213
  Interest expense                                                               (7,415)            (2,415)           (615)
                                                                           ------------       ------------     -----------

NET INCOME                                                                 $  1,740,528       $  1,453,266     $ 1,948,788
                                                                           ============       ============     ===========

                                                                           $        174       $        145     $       195
BASIC AND DILUTED EARNINGS PER COMMON SHARE                                ============       ============     ===========

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING--BASIC AND DILUTED                                                 10,000             10,000          10,000
                                                                           ============       ============     ===========

See notes to financial statements.

AMCOMP CORPORATION

STATEMENTS OF SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                        Common Stock
                                                    --------------------
                                                                         Paid-In     Retained
                                                     Shares     Amount   Capital     Earnings        Total
BALANCE--January 1, 2001                             10,000    $ 5,000   $ 1,696   $ 1,486,277   $ 1,492,973

  Net income                                                                         1,740,528     1,740,528
  Shareholder distributions                                                         (2,000,000)   (2,000,000)
                                                     ------    -------   -------   -----------   -----------

BALANCE--December 31, 2001                           10,000      5,000     1,696     1,226,805     1,233,501

  Net income (unaudited)                                                             1,948,788     1,948,788
  Shareholder distributions (unaudited)                                             (1,742,000)   (1,742,000)
                                                     ------    -------   -------   -----------   -----------

BALANCE--September 30, 2002 (unaudited)              10,000    $ 5,000   $ 1,696   $ 1,433,593   $ 1,440,289
                                                     ======    =======   =======   ===========   ===========

See notes to financial statements.

AMCOMP CORPORATION

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                   Year Ended              Nine Months Ended
                                                                                  December 31,               September 30,
                                                                                  ------------     --------------------------------
                                                                                      2001               2001               2002
                                                                                                      (unaudited)        (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                      $ 1,740,528        $ 1,453,266        $ 1,948,788
  Adjustments to reconcile net income to net cash provided by operating
   activities-- depreciation                                                            4,772              3,632              3,317
  Changes in operating assets and liabilities:
    Accounts receivable--billed                                                      (139,933)          (279,231)           458,102
    Unbilled recoverable costs and accrued profit                                    (452,048)          (202,554)           589,840
    Other assets                                                                       18,840             (2,752)           (30,871)
    Accounts payable                                                                  276,821            224,920             77,158
    Accrued compensation and related items                                             77,377           (194,243)          (280,019)
    Other current liabilities                                                          24,670             62,849             30,184
                                                                                  -----------        -----------        -----------

       Net cash provided by operating activities                                    1,551,027          1,065,887          2,796,499
                                                                                  -----------        -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from repayment of note receivable                                           60,000             60,000
  Additions to equipment                                                                                                     (1,797)
                                                                                  -----------        -----------        -----------

       Net cash provided by (used in) investing activities                             60,000             60,000             (1,797)
                                                                                  -----------        -----------        -----------

CASH FLOWS USED IN FINANCING ACTIVITIES--
  Cash distributions to shareholders                                               (1,850,000)        (1,850,000)        (2,042,000)
                                                                                  -----------        -----------        -----------
NET INCREASE (DECREASE) IN CASH                                                      (238,973)          (724,113)           752,702

CASH AND CASH EQUIVALENTS:
  Beginning of period                                                               1,132,349          1,132,349            893,376
                                                                                  -----------        -----------        -----------

  End of period                                                                   $   893,376        $   408,236        $ 1,646,078
                                                                                  ===========        ===========        ===========

SUPPLEMENTAL CASH FLOW INFORMATION--
  Interest paid                                                                   $     2,363        $     2,363        $    10,213
                                                                                  ===========        ===========        ===========

NON-CASH TRANSACTION--Distribution payable                                        $   300,000        $   300,000        $         -
                                                                                  ===========        ===========        ===========

See notes to financial statements.

AMCOMP CORPORATION

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

A.   SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     Operations--The Company is primarily engaged in providing system engineering and engineering services for command, control, communications and computers to the Department of Defense and other Government agencies. The Company is headquartered in Torrance, California.

     Concentration of Credit Risk--Sales to the U.S. Government represent substantially all of the Company's revenue. Consequently, accounts receivable balances consist primarily of amounts due from the U.S. Government.

     Interim Financial Information--The financial statements as of September 30, 2002 and for the nine months ended September 30, 2002 and 2001 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, the unaudited financial statements include all adjustments, consisting only of normal recurring items, necessary to present fairly the periods indicated. Results of operations for the interim periods ended September 30, 2002 and 2001 are not necessarily indicative of the results for the full fiscal year.

     Use of Estimates--The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") and include amounts based on management's best estimates and judgments. The use of estimates and judgments may affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

     Revenue and Cost Recognition--The Company recognizes revenue on time-and-materials contracts to the extent of billable rates times hours delivered, plus expenses incurred. The Company recognizes revenue on cost-plus contracts to the extent of allowable costs incurred plus a proportionate amount of the fee earned. The Company records provisions for estimated losses on uncompleted contracts in the period in which the Company identifies those losses. The Company considers performance-based fees, including award fees under any contract type to be earned only when the Company can demonstrate satisfaction of a specific performance goal or the Company receives contractual notification from a customer that the fee has been earned. In all cases, the Company recognizes revenue only when pervasive evidence of an arrangement exists (including when waiting for formal funding authorization under federal government contracts), services have been rendered, the contract price is determinable, and collectibility is reasonably assured.

     The Company's U.S. Government contracts are subject to subsequent government audits of direct and indirect costs. Management does not anticipate any material adjustment to the financial statements for audits not yet completed.

     Unbilled recoverable costs and accrued profit represent costs and expenses incurred on time-and-material contracts for which billings have not been presented to customers.

     Equipment is recorded at cost. Depreciation of equipment is provided using the straight-line method over estimated useful lives of 3-5 years.

     Income Taxes--The Company has elected the "S-Corporation" status under
     Section 1362 of the Internal Revenue Code. Under this election, all items of income and expense are "passed through" and taxed at the shareholder level. Therefore, no provision for federal and state income taxes is required by the Company.

     Cash and Cash Equivalents--The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. For these investments, the carrying amount approximates fair value.

     Earnings Per Common Share--Basic earnings per common share was computed by dividing net income available to common shareholders by the weighted average number of shares of common stock outstanding during the period. No shares were issued or reacquired during the periods. Diluted earnings per share equals basic earnings per share for all periods presented because there were no common stock equivalents outstanding during any of these periods.

     Recent Accounting Pronouncements--In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144"). SFAS No. 144 supercedes Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. SFAS No. 144 applies to all long-lived assets (including discontinued operations) and amends Accounting Principles Board Opinion No. 30, Reporting Results of Operations--Reporting the Effects of Disposal of a Segment of a Business ("APB Opinion No. 30"). SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. Management does not believe the adoption of SFAS No. 144 will have a material impact on the Company's financial statements.

     In April 2002, SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, was issued. SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt--an Amendment of APB Opinion No. 30, which required all gains or losses from extinguishment of debt, if material, to be classified as an extraordinary item, net of related tax effect. As a result, the criteria set forth by APB Opinion No. 30 will now be used to classify these gains or losses. SFAS No. 64 amended SFAS No. 4, and is no longer necessary because SFAS No. 4 was rescinded. SFAS No. 44 was issued to establish accounting requirements for the effect of transition to the provisions of the Motor Carrier Act of 1980, which is no longer necessary. SFAS No. 145 also amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 becomes effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. Management does not believe the adoption of SFAS No. 145 will have a material impact on the Company's financial statements.

     In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS No. 146). SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is required to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Management does not anticipate any near term impact on the financial statements as a result of adopting this statement.

B.   OPERATING LEASES

     The Company leases office facilities and furniture from an entity owned by the Company's majority shareholder. The operating lease for office facilities and furniture requires monthly payments of $11,200 and expires on June 15, 2004 with an option to extend the lease until June 15, 2005, and an additional option to extend the lease until June 15, 2010. In addition, the Company leases an automobile for $562 a month, which expires in March 2003.

     Total lease expense was $145,293 for the year ended December 31, 2001. The rent expense paid to the entity owned by the Company's majority shareholder was $138,550 for the year ended December 31, 2001, of which $78,973 was included in general and administrative expenses and $59,577 in cost of revenue.

     Minimum annual rental payments under operating leases are as follows:

          Year Ending                     Related
          December 31                      Party         Other         Total

          2002                           $ 134,400     $  6,744     $  141,144
          2003                             134,400        1,124        135,524
          2004                              61,600                      61,600
                                         ---------     --------     ----------
                                         $ 330,400     $  7,868     $  338,268
                                         =========     ========     ==========


C.   LINE OF CREDIT

     The Company had a bank line of credit of $500,000, subject to certain restrictions. Borrowings were payable on demand with interest at prime plus 1% (5.75% interest at December 31, 2001). The Company did not have an outstanding balance on the line at December 31, 2001.

D.   DEFINED CONTRIBUTION PLAN

     The Company sponsors a defined contribution 401(k) plan that covers all eligible full-time employees. The Company provides 50% matching funds for eligible participating employees, limited to the employee's participation of up to 5% of earnings. Total Company's contribution to the plan was $71,496 for the year ended December 31, 2001.

E.   BUSINESS SEGMENT

     The Company operates as one segment, delivering a broad array of services to the U.S. Government in three areas, which are offered separately, or in combination across the customer base. These services are Space System Acquisition Support, Navigation Systems and Enterprise Network Support. Although the Company offers the services referred to above, revenue is internally reviewed by the Company primarily on a contract basis. Therefore, it would be impracticable to determine revenue by services offered. In addition, there were no sales to any foreign customers.

F.   SUBSEQUENT EVENT

     On October 18, 2002, the Company's shareholders completed a transaction to sell all the outstanding shares of the Company to MTC Technologies, Inc. and its wholly owned subsidiary, Modern Technologies Corp. The transaction was effective on October 11, 2002.

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       On October 18, 2002, MTC Technologies ("MTCT" or the "Company") and its wholly-owned subsidiary, Modern Technologies Corp. ("MTC"), acquired 100% of the stock of AMCOMP Corporation ("AMCOMP") for approximately $7.2 million in cash from the proceeds of the Company's recent initial public offering. The acquisition had an effective date of October 11, 2002. Through 2004, MTC may be required to make additional annual payments to AMCOMP's shareholders as part of an earn-out provision of the stock purchase agreement. Under the earn-out agreement, MTC could be required to pay up to an additional $3.3 million in additional purchase price should cumulative earnings meet certain goals through December 31, 2004.

       The following unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 31, 2001 and for the nine months ended September 30, 2002 give effect to the Company's purchase of AMCOMP. The acquisition has been accounted for using purchase price accounting in accordance with Financial Accounting Standard No. 141, Business Combinations.

       The pro forma condensed consolidated balance sheet presents the financial position of the Company as if the acquisition of AMCOMP occurred on September 30, 2002. The pro forma condensed consolidated statements of operations have been prepared as if the acquisition occurred on January 1, 2001. The pro forma adjustments, which are based on available information and certain assumptions that the Company believes are reasonable under the circumstances, are applied to the historical financial statements of the Company. The pro forma allocation of the purchase price to the acquired assets and liabilities is based upon an independent appraisal and other studies completed subsequent to the AMCOMP acquisition.

       These pro forma condensed consolidated financial statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of operations or financial position of the Company.

       This information should be read in conjunction with the previously filed Current Report on Form 8-K, dated October 18, 2002, the previously filed historical consolidated financial statements and accompanying notes of the Company, contained in its registration statement on Form S-1 for the fiscal year ended December 31, 2001, and its Report on Form 10-Q for the nine months ended September 30, 2002, and in conjunction with the historical financial statements and accompanying notes of AMCOMP included in this Report on Form 8-K/A.

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Balance Sheet
(Dollars in Thousands Except Share Data)

--------------------------------------------------------------------------------

                                                                    MTCT               AMCOMP                           Pro Forma
                                                                 September 30,      September 30,      Pro Forma      September 30,
                                                                     2002               2002          Adjustments         2002
                                                              ------------------    -------------     -----------     -------------
Assets

Current assets:
     Cash and cash equivalents                                $           24,599    $       1,646     $     (1,250) A $      17,635

                                                                                                            (7,360) B
     Accounts receivable, net                                             26,779              875                            27,654

     Costs and estimated earnings in excess of amounts
      billed on uncompleted contracts                                      1,916               --                             1,916

     Prepaid expenses and other current assets                             1,608               36               76  C         1,720
                                                              ==================    =============     ============    =============

          Total current assets                                            54,902            2,557           (8,534)          48,925

Property, plant and equipment, net                                         1,594                3                             1,597

Goodwill, net                                                              1,558               --            4,069  B         5,627

Intangible assets                                                             --               --            3,025  B         3,025

Other assets                                                               2,171               13                             2,184
                                                              ==================    =============     ============    =============

                                                              $           60,225    $       2,573     $     (1,440)   $      61,358
                                                              ==================    =============     ============    =============

Liabilities and Stockholders' Equity

Current liabilities:

     Accounts payable                                         $            6,735    $         604     $         --    $       7,339

     Compensation and related items                                        6,045              472                             6,517

     Billings in excess of costs and estimated earnings
       on uncompleted contracts                                              221               --                               221

     Other current liabilities                                               275               57                               332
                                                              ==================    =============     ============    =============

          Total current liabilities                                       13,276            1,133               --           14,409

Stockholders' equity:

     Common stock                                                             13                5               (5) B            13

     Paid-in capital                                                      49,387                1               (1) B        49,387

     Retained earnings/ (Accumulated deficit)                             (2,451)           1,434           (1,434) B        (2,451)
                                                              ==================    =============     ============    =============

          Total stockholders' equity                                      46,949            1,440           (1,440)          46,949
                                                              ==================    =============     ============    =============

                                                              $           60,225    $       2,573     $     (1,440)   $      61,358
                                                              ==================    =============     ============    =============

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Operations (Dollars in Thousands Except Share and Per Share Data)

--------------------------------------------------------------------------------


                                                 MTCT                AMCOMP                                  Pro Forma

                                              Year Ended           Year Ended                               Year Ended

                                             December 31,         December 31,          Pro Forma          December 31,

                                                 2001                 2001             Adjustments             2001
                                           -----------------    -----------------    -----------------    ----------------
Revenue                                    $          92,590    $          10,469    $              --    $        103,059

Cost of revenue                                       75,248                8,107                                   83,355
                                           =================    =================    =================    ================
Gross profit                                          17,342                2,362                                   19,704

General and administrative expenses                    5,781                  551                  474 D             6,806


Related party general and
administrative expenses                                2,774                   79                                    2,853
                                           =================    =================    =================    ================
Operating income                                       8,787                1,732                 (474)             10,045

Interest income (expense):

   Interest income                                       411                   16                                      427

   Interest expense                                     (981)                  (7)                                    (988)
                                           =================    =================    =================    ================

  Net interest income (expense)                         (570)                   9                   --                (561)
                                           =================    =================    =================    ================

Income from continuing operations
before income tax expense                              8,217                1,741                 (474)              9,484

Income tax expense                                        --                   --                3,794 E             3,794
                                           =================    =================    =================    ================

Income from continuing operations          $           8,217    $           1,741    $          (4,268)   $          5,690
                                           =================    =================    =================    ================


Basic and diluted earnings per share:

   Income from continuing operations       $            0.83                                              $           0.58
                                           =================                                              ================


Weighted average common
 shares outstanding:

     Basic and diluted                             9,887,482                                                     9,887,482

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Operations (Dollars in Thousands Except Share and Per Share Data)

--------------------------------------------------------------------------------

                                                MTCT                   AMCOMP                                 Pro Forma

                                          Nine Months Ended      Nine Months Ended                        Nine Months Ended

                                            September 30,          September 30,          Pro Forma         September 30,

                                                2002                   2002              Adjustments            2002
                                          -----------------      -----------------      ------------      -----------------
Revenue                                   $          81,930      $           9,335      $         --      $          91,265

Cost of revenue                                      66,633                  6,853                                   73,486
                                          =================      =================      ============      =================

Gross profit                                         15,297                  2,482                                   17,779

General and administrative expenses                   6,005                    543               356   D              6,904

Stock compensation expense                            5,215                     --                                    5,215
                                          =================      =================      ============      =================

Operating income                                      4,077                  1,939              (356)                 5,660

Interest income (expense):

   Interest income                                      144                     10               (37)  F                117

   Interest expense                                    (396)                    --                                     (396)
                                          =================      =================      ============      =================

  Net interest income (expense)                        (252)                    10               (37)                  (279)
                                          =================      =================      ============      =================

Income from continuing operations
before current and deferred income
tax expense (benefit)                                 3,825                  1,949              (393)                 5,381

Deferred income tax benefit                          (2,644)                                                         (2,644)

Current income tax expense                            1,577                     --               576   E              2,153
                                          =================      =================      ============      =================

Income from continuing operations         $           4,892      $           1,949      $       (969)     $           5,872
                                          =================      =================      ============      =================


Basic earnings per share:

   Income from continuing operations      $            0.45                                               $            0.54
                                          =================                                               =================


Diluted earnings per share:

   Income from continuing operations      $            0.44                                               $            0.53
                                          =================                                               =================


Weighted average common
 shares outstanding:

      Basic                                      10,911,890                                                      10,911,890

      Diluted                                    11,030,906                                                      11,030,906

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Dollars in thousands)
--------------------------------------------------------------------------------

Balance Sheet

   A. Pro forma adjustment to give effect to the exclusion of cash and cash equivalents as these assets were distributed to AMCOMP shareholders prior to closing.

   B. Pro forma adjustment to give effect to the cash purchase of AMCOMP for $7,360, including estimated legal, accounting, and other closing expenses of $160, as if the acquisition occurred on September 30, 2002. The estimated pro forma allocation of the purchase price is as follows:

      AMCOMP's historical assets and liabilities, net                  $  1,440
      Goodwill associated with MTCT's acquisition of AMCOMP               4,069
      Customer contract intangible asset recorded upon acquisition        3,000
      Non-compete covenant intangible asset recorded upon acquisition        25
      Deferred tax asset recorded for AMCOMP upon acquisition (Note C)       76
      Cash distributed to shareholders prior to closing (Note A)         (1,250)
                                                                       ========
      Total purchase price                                             $  7,360
                                                                       ========

      The value of the customer contract and non-compete covenant intangible assets was based on an independent appraisal. The customer contract intangible asset will be amortized over 6.5 years, the estimated remaining life of the contracts including renewals, and the non-compete covenant intangible asset will be amortized over 2 years, the life of the agreement.

   C. Upon the closing of the acquisition, the Company changed AMCOMP's S Corporation status to C Corporation status under Internal Revenue Service regulations. The pro forma adjustment reflects the deferred tax asset that was created as a result of the change in this income tax status.

Statements of Operations for the year ended December 31, 2001 and the nine months ended September 30, 2002

   D. Pro forma adjustment to give effect to the amortization of the intangible assets recorded as a result of the acquisition.

   E. Pro forma adjustment to reflect income taxes as if both MTCT and AMCOMP had been C Corporations for the periods presented, at an estimated combined effective income tax rate of 40%.

      On June 28, 2002, MTCT changed its S Corporation status to C Corporation status under Internal Revenue Service regulations. As a result of this change in status, a $2,644 deferred income tax benefit was recognized and is included in the MTCT Statement of Operations for the nine months ended September 30, 2002. Additionally, after the

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Dollars in thousands)
--------------------------------------------------------------------------------

          acquisition of AMCOMP in October 2002, AMCOMP's S Corporation status was changed to a C Corporation status. While MTCT and AMCOMP were S Corporations all items of income and expense were "passed through" and taxed at the shareholder level. Therefore, a provision for federal and state income taxes was not required prior to the conversion of the S Corporations to C Corporations.

     F. Pro forma adjustment to reflect the elimination of interest income earned from July 2002 through September 2002 on the $7,360 of funds from MTCT's initial public offering that were used to consummate the acquisition. The interest rate is estimated at 2% per annum based on the applicable interest rate being earned on the invested cash as of the date of the acquisition.

EXHIBIT INDEX

      Ex.  2.1      Stock Purchase Agreement by and among Modern Technologies
                    Corp., MTC Technologies, Inc. and the Shareholders of AMCOMP
                    Corporation/(1)/ *

      Ex. 99.1      Press Release dated October 17, 2002*

      /(1)/ Pursuant to Item 601(b)(2) of Regulation S-K, MTC Technologies, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit.

      * Previously filed as an exhibit, and incorporated herein by reference, to the Current Report of MTC Technologies, Inc. on Form 8-K, dated October 18, 2002.